                                                     April 25, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Dear Sir:

This opinion is furnished in connection  with the Form S-6  Registration  Statement under the Securities Act of 1933, as amended ("1933
Act"),  of a certain  modified single premium  variable life insurance  policy (the "Policy") that will be offered and sold by American
Skandia Life Assurance Corporation and certain units of interest to be issued in connection with the Policy.

The hypothetical  illustrations of the Policy used in the Form S-6 Registration  Statement  accurately reflect reasonable  estimates of projected  performance  of the Policy  under the  stipulated  rates of  investment  return,  the  contractual  expense  deductions  and guaranteed cost-of-insurance rates, and utilizing a reasonable estimation for expected fund operating expenses.

I hereby  consent to the use of this  opinion as an exhibit to the Form S-6  Registration  Statement  and to the  reference  to my name under the heading "Experts" in the Prospectus included as a part of such Form S-6 Registration Statement.

                                                     Very truly yours,

                                                     /s/ William H. Strong
                                                     William H. Strong, FSA, MAAA
                                                     Vice President